EXHIBIT 10.13


                                                        BLAKE DAVIS & CO., INC.
22224 Collington Drive__________________________________Telephone (561) 483-5060
Boca Raton, Florida 33428                                     Fax (561) 483-9084

February 8, 2000

Mark Smith/CEO
Greg Urbanski/CFO
Ted O'Brien/VP Marketing & Sales
BrowseSafe.com
335 West 9th Street
Suite 100
Indianapolis, IN  46202

Re:  Accomplishments


In my short relationship with Browsesafe.com, I have brought to you: a $30 million dollar line of credit from Swartz Private Equity, a $3 million dollar private from Cary Greene and Michael Mercia, Priceline.com with 4 million customers, Henry Rubins ISP's, and many other companies that I have acknowledged to you in writing that is currently in process. What an accomplishment in thirty days.

I wish to go over in writing with signed acknowledgments from all of you, how this is to be paid according to my contracts with you. Please note that if anymore funding comes from theses sources or any others that I have introduced to you during this time frame I will be paid according to my current contract with you as well as any sales for your company that come from any of these sources or any that I have introduced to you will be paid according to my sales contract with you. Swartz for instance will be bringing companies to the table for BrowseSafe and I will therefore reap from that.

Swartz funding commitment of a $30 million dollar line of credit: I will receive all of my stock for this transaction immediately upon the final letter of commitment from Swartz, which should be in about 10 days. Under my contract I am to receive 3% in common shares based on a $2.50 per share value which equals 360,000 shares for the $30 million line of credit available to you to draw from at your leisure. I also will receive 1% in cash payment from you every time you draw from that line, for the life of the line including any increases in the line that you may receive.

On the $3 million dollar funding that is in process now, I will receive according to my contract with you, 1% in cast to be paid to me as soon as you receive any of the funding as it occurs. In this instance, you will receive $500k this week of which I will receive $5000.00 for and the balance to you will be shortly after and at that time I will receive another $25 thousand dollars in cash. I will also receive 3% in stock to be paid immediately upon closing based on my contract with you with a value of $2.50 per share of 36,000 shares.

All of the stock I receive on all transactions will be free trading shares.

On Priceline.com, I will receive 8% of the net to BrowseSafe on a monthly basis for the first year and 4% per month for as long as their customers stay with BrowseSafe. I will also receive the same for Henry Rubins ISP's. I have already given you a list of whom I am working with on the sales side and will receive the same compensation as they come in based on my contract. Anything that comes in from people that I have brought in, I will split my compensation and put that in writing at that time. I have already done that with Henry Rubin with you. My contract states that if I sell it I will receive 8% the first year of my contract and 4% thereafter for the life of the customer. After the first year of my contract I receive 4% for per month for the life of the customer. If I simply refer a customer to you and do not do any of the work to sell it, I receive 2% per month for the life of the customer.

Should I bring you any merger or acquisition candidate, this will be described in a separate agreement.

ACKNOWLEDGED AND AGREED BY:



        /S/                         /S/                           /S/
----------------------       ----------------------     ----------------------
Mark Smith/CEO               Greg Urbanski/CFO          Ted O'Brien/VP Sales




      /S/
----------------------
Victoria L. Lee


cc: William Norton, esq.

                                                        BLAKE DAVIS & CO., INC.
22224 Collington Drive__________________________________Telephone (561) 483-5060
Boca Raton, Florida 33428                                     Fax (561) 483-9084

February 8, 2000

Mark Smith/CEO
Greg Urbanski/CFO
Ted O'Brien/VP Marketing & Sales
BrowseSafe.com
335 West 9th Street
Suite 100
Indianapolis, IN  46202

Re: Introductions

Please acknowledge the following introductions:
Strategica Capital Group (Jack Burstein)
Bermuda International Capital (Norman Hoskin)

These companies have an interest in funding you $3 Million dollars. Should they actually come to the table in your time frame, my compensation for the $3 million dollars will change to 5% to be paid in cash, which would be $150,000.00 and 3% in stock at $.50 per share. Example: the average price is .50 and therefore the stock amount would be 180,000 shares.

Please acknowledge the following introductions on the sales side:

eCom eCom.com, Inc. (interested in ISP and PlanetGood)
City Source (interested in PlanetGood)


ACKNOWLEDGED AND AGREED BY:


        /S/                         /S/                           /S/
----------------------       ----------------------     ----------------------
Mark Smith/CEO               Greg Urbanski/CFO          Ted O'Brien/VP Sales




      /S/
----------------------
Victoria L. Lee

                                                        BLAKE DAVIS & CO., INC.
22224 Collington Drive__________________________________Telephone (561) 483-5060
Boca Raton, Florida 33428                                     Fax (561) 483-9084


                              CONSULTING AGREEMENT

This Agreement is made this 5th day of January, 2000, by and between Victoria L. Lee, whose address is 22224 Collington Drive, Boca Raton, Florida 33428, hereinafter referred to as "Consultant" and Browsesafe.com, Inc., whose address is 335 West 9th Street, Suite 100, Indianapolis, Indiana 46202, hereinafter referred to as "Client."

Whereas, Consultant specializes in assisting companies with introductions to sources of capital and finding merger and acquisition candidates,

Whereas, the Client, its subsidiaries, affiliates, directors and representatives, collectively referred to as the Client, desires to have Consultant identify and arrange meeting(s) with sources that may be interested in furthering the business of the Client by joint venturing, acquiring, merging or some other means which proves beneficial to the Client,

Whereas, the Client desires to engage Consultant on a non-exclusive basis, for the purpose of consulting and reaching strategic introductions and

Whereas, Consultant is willing to accept this engagement,

NOW THEREFORE, in consideration of the mutual covenant herein contained, it is agreed:

Client hereby engages Consultant to perform consulting services described above, and agrees to engage Consultant for thirty days. Should Consultant be successful with introductions that end in completion of any mergers or acquisitions, and or capital, that Client shall pay a finders fee of 4% to Consultant upon closing, payable in cash of 1% of the value of the transaction, and 3% in options of the Clients common stock exercisable for five years with a cashless exercise provision at $2.50 per share (example: if a $10 million transaction took place, then the finders fee would be 1% in cash and 3% in options ($300k divided by $2.50 per share would be 120,000 shares). The same finders fee shall apply for up to 24 months for sources introduced to Client by Consultant that end up successful for Client.

Consultant agrees that any confidential matters will not be revealed or disclosed to any person or entity or used by consultant, except in the performance of this Agreement and upon written request of the Client, all materials, original documentation provided by the Client will be returned.

Client agrees not to circumvent or interfere with or attempt to circumvent or interfere with the business relationships existing between Consultant and any sources introduced to the Client by the Consultant.

Client agrees to pay for any travel expenses previously approved by Client for Consultant if needed for meetings, etc.

Client and Consultant may continue on a month to month basis under the same conditions as above, should both agree in writing after the term of this Agreement for a $3000.00 per month retainer.

IN WITNESS WHEREOF, the parties have noted their approval and acceptance hereof by executing this Agreement and shall become effective immediately upon signature.

CONFIRMED AND AGREED ON THE 5th DAY OF JANUARY, 2000.


BLAKE DAVIS & CO., INC.                     BROWSESAFE.COM, INC.



        /s/                                        /s/
-----------------------------               ---------------------------
Victoria L. Lee                             Mark Smith
President                                   President/CEO/Director